Exhibit 99.B(i)

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 Tel. +1.215.963.5000 Fax: +1.215.963.5001 www.morganlewis.com

April 30, 2015

SEI Insurance Products Trust

One Freedom Valley Drive

Oaks, Pennsylvania 19456

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 3 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-189811)

Ladies and Gentlemen:

We have acted as counsel to SEI Insurance Products Trust, a Delaware statutory trust (the “Trust”), in connection with the above-referenced registration statement (as amended, the “Registration Statement”), which relates to the Trust’s units of beneficial interest, without par value (collectively, the “Shares”), of the following portfolios of the Trust: VP Defensive Strategy Fund, VP Conservative Strategy Fund, VP Moderate Strategy Fund, VP Market Plus Strategy Fund, VP Balanced Strategy Fund and VP Market Growth Strategy Fund (the “Funds”).  This opinion is being delivered to you in connection with the Trust’s filing of Post-Effective Amendment No. 3 to the Registration Statement (the “Amendment”) to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the “1933 Act”).  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a)                                 a certificate of the State of Delaware as to the existence of the Trust certifying that the Trust is validly existing under the laws of the State of Delaware;

(b)                                 the Agreement and Declaration of Trust for the Trust and any amendments and supplements thereto (the “Declaration of Trust”);

(c)                                  a certificate executed by David F. McCann, Vice President and Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Declaration of Trust, the Trust’s By-Laws (the “By-Laws”) and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)                                 a printer’s proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.  In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies.  As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust.  We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius, LLP